UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2008

GenTek Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14789	02-0505547
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

90 East Halsey Road, Parsippany, New Jersey		07054
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	973-515-0900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2008, GenTek Inc. (the "Company"), with the approval of the Compensation Committee of the Board of Directors, adopted a new Executive Severance Plan ("ESP") which will be available to all named executive officers as well as to Mr. George G. Gilbert, Vice President and General Manager, GT Technologies and Mr. Douglas J. Grierson, Vice President and Controller (collectively, the "executive officers"), upon the termination of the Company’s previously adopted Key Employee Retention Plan ("KERP") and on file with the SEC. Under the terms of the ESP, the executive officers, other than William E. Redmond, Jr., the Company’s President and Chief Executive Officer, will be entitled to receive, upon termination of employment for reasons other than cause and other than in connection with a Change in Control of the Company, twelve months of severance pay at their then current base annual salary, and continuation of certain health and welfare benefits for the severance period. Mr. Redmond will be entitled to receive, upon termination of employment for reasons other than cause and other than in connection with a Change in Control of the Company, twenty four months of severance pay at his then current base annual salary, and continuation of certain health and welfare benefits for the severance period in accordance with his employment agreement on file with the SEC. In all cases upon termination of employment for reasons other than cause and other than in connection with a Change in Control of the Company, unvested awards under the Company’s Amended and Restated 2003 Management and Directors Incentive Plan ("LTIP") and on file with the SEC will be forfeited in accordance with the terms of the LTIP. In the event of a Change in Control of the Company, under the terms of the ESP, the executive officers, other than Mr. Redmond, will be entitled to receive, upon termination of employment for reasons other than cause within a period of sixty days prior to and twelve months following the Change in Control of the Company, twenty four months of severance pay at their then current base annual salary, one times’ the then applicable short term bonus incentive target, and continuation of certain health and welfare benefits for the severance period. Mr. Redmond will be entitled to receive, upon termination of employment for reasons other cause within a period of sixty days prior to the effective date of the Change in Control of the Company and twelve months following the Change in Control of the Company, thirty six months of severance pay at his then current base annual salary and continuation of certain health and welfare benefits for the severance period in accordance with his employment agreement, plus one times’ the then applicable short term bonus incentive target. Upon a Change in Control of the Company, awards under the LTIP will vest as previously reported. Severance payments and other benefits payable to Mr. Redmond and Robert D. Novo, Vice President Human Resources and Environmental Health and Safety are, as provided in their respective employment and letter agreements, also payable in the event of a voluntary termination of employment for Good Reason. All payments and benefits are subject to certain claw back and excise tax features, as well as the execution and delivery of a release of claims in favor of the Company.

On May 15, 2008, the Board of Directors of the Company elected to terminate the KERP in accordance with its terms, effective November 10, 2008.

Item 7.01 Regulation FD Disclosure.

On May 19, 2008, the Company issued a press release announcing that it had suspended indefinitely its previously announced share repurchase program. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release of GenTek Inc. dated May 19, 2008 announcing suspension of the share repurchase program.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GenTek Inc.

May 19, 2008	By:	James Imbriaco

Name: James Imbriaco
Title: Vice President General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of GenTek Inc. dated May 19, 2008 announcing the suspension of the Company's share repurchase program.